SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  September 9, 2009

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center,
200 Vesey Street, 10th Floor
New York, New York		10281-1010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                      As previously reported, on August 28, 2009, the board of directors (the “Board of Directors”) of Crystal River Capital, Inc. (the “Company”), appointed Mr. Rodman L. Drake as the chairman of the Board of Directors and as the Company’s interim president and chief executive officer. In connection with Mr. Drake’s appointment as interim president and chief executive officer, on September 9, 2009, the Board of Directors (including all the members of the compensation committee of the Board of Directors, with the exception of Mr. Drake, who recused himself) approved a cash monthly retainer for Mr. Drake in the amount of $20,000, payable in arrears on the last day of each month for so long as Mr. Drake serves as the Company’s interim president and chief executive officer, subject to such future modifications and changes as the Board of Directors may determine from time to time; provided that the payments to Mr. Drake with respect to September, October and November 2009 shall be payable on November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

	By:	/s/ Rodman L. Drake
		Name:	Rodman L. Drake
		Title:	Chairman of the Board,
President and Chief Executive Officer

Date: September 14, 2009